SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               ------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): October 17, 1997


                            BIG FLOWER HOLDINGS, INC.
               (Exact Name of Registrant as Specified in Charter)

             Delaware                   1-14084              13-397-1556
(State or Other Jurisdiction          (Commission           (IRS Employer
       of Incorporation)              File Number)        Identification No.)

 3 East 54th Street, New York, New York                          10022
(Address of Principal Executive Offices)                       (Zip Code)

       Registrant's telephone number, including area code: (212) 521-1600


                         Big Flower Press Holdings, Inc.
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.  OTHER EVENTS.

         On October 17, 1997, Big Flower Press Holdings, Inc. (the "Company") adopted a new corporate legal structure in which Big Flower Holdings, Inc. (the "Registrant") became the new parent holding company of the Company. Pursuant to Rule 12g-3(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the common stock of the Registrant, par value $.01 per share ("Common Stock"), is deemed to be registered under Section 12(b) of the Exchange Act.

ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

         On October 20, 1997, Big Flower Trust I, a statutory business trust created under the laws of Delaware, all of the common securities of which are owned by the Registrant, issued 2,300,000 of its 6% Convertible Quarterly Income Preferred Securities (liquidation preference $50 per security) (the "Securities"), guaranteed by the Registrant, for an aggregate offering price of $115,000,000, subject to a total initial purchaser's discount of $3,852,500. Of these Securities, 154,000 were sold outside the United States in reliance upon Regulation S under the Securities Act of 1933, as amended ("Regulation S"). The Securities are convertible at the option of the holders, at any time, into shares of Common Stock at the rate of 1.7344 shares of Common Stock for each Security (equivalent to a conversion price of $28.828 per share of Common Stock), subject to adjustment in certain circumstances. The initial purchasers of the Securities sold pursuant to Regulation S were Goldman Sachs International, Bear Stearns International Limited, BT Alex. Brown International, Credit Suisse First Boston and J.P. Morgan Securities Ltd.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            BIG FLOWER HOLDINGS, INC.



Date: October 31, 1997                      By: /s/  Irene B. Fisher
                                                --------------------
                                                  Irene B. Fisher
                                                  Vice President and
                                                    Associate General Counsel


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